As filed with the Securities and Exchange Commission on December 11, 2018
Registration No. 333-219506
Registration No. 333-219504
Registration No. 333-211930
Registration No. 333-207541
Registration No. 333-201717
Registration No. 333-191034
Registration No. 333-191033
Registration No. 333-190176
Registration No. 333-190171
Registration No. 333-175511
Registration No. 333‑175510
Registration No. 333‑173885
Registration No. 333‑169044
Registration No. 333‑162231
Registration No. 333‑162230
Registration No. 333‑158959
Registration No. 333‑142969
Registration No. 333‑142968
Registration No. 333‑137060
Registration No. 333‑126189
Registration No. 333‑116570
Registration No. 333‑111520
Registration No. 333‑106670
Registration No. 333‑46473
Registration No. 333‑38988
Registration No. 333‑38966
Registration No. 333‑00514
Registration No. 033‑80577
Registration No. 333‑68362
Registration No. 333‑50584
Registration No. 333‑50582
Registration No. 333‑80089
Registration No. 333‑80087
Registration No. 333‑85093

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-219506
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-219504
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-211930
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-207541
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-201717
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-191034
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-191033
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-190176
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-190171
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-175511
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑175510
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑173885
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑169044
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑162231
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑162230
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑158959
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑142969
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑142968
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑137060
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑126189
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑116570
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑111520
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333‑106670
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑46473
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑38988
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑38966
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑00514
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 033‑80577
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑68362
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑50584
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑50582
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑80089
POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-8 REGISTRATION STATEMENT NO. 333‑80087
POST-EFFECTIVE AMENDMENT NO. 3 to FORM S-8 REGISTRATION STATEMENT NO. 333‑85093
UNDER
THE SECURITIES ACT OF 1933

RADISYS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Oregon	93-0945232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5435 NE Dawson Creek Drive
Hillsboro, Oregon, 97124
(Address of Principal Executive Offices)

Texas Micro Inc. 1986 Incentive Stock Option Plan
Texas Micro Inc. 1986 Supplemental Stock Option Plan
Texas Micro Inc. 1996 Long-Term Incentive Plan, as amended
Texas Micro Inc. 1990 Outside Directors' Stock Option Plan
Texas Micro Inc. 1995 Outside Directors' Stock Option Plan, as amended
RadiSys Corporation 1988 Stock Option Plan
RadiSys Corporation 1995 Stock Incentive Plan, as amended
RadiSys Corporation 1996 Employee Stock Purchase Plan, as amended
RadiSys Corporation 2001 Nonqualified Stock Option Plan
RadiSys Corporation 2007 Stock Plan
RadiSys Corporation Amended and Restated 2007 Stock Plan
RadiSys Corporation Deferred Compensation Plan
RadiSys Corporation 401(k) Savings Plan
RadiSys Corporation Long-Term Incentive Plan
RadiSys Corporation Stock Plan for Convedia Employees
RadiSys Corporation Inducement Stock Plan for CCPU Employees
Sixth Amended and Restated Continuous Computing Corporation 1998 Stock Incentive Plan
(Full Title of the Plans)

Jonathan Wilson
Chief Financial Officer
Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1685
(Name, address and telephone number, including area code, of agent for service)

with a copy to:
Amar Budarapu
Baker & McKenzie LLP
1900 North Pearl Street
Suite 1500
Dallas, Texas 75201
(214) 978-3000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a small reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[x]
Non-accelerated filer	[ ]	Smaller reporting company	[x]
		Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Radisys Corporation (“Radisys”), filed by Radisys with the Securities and Exchange Commission (the “SEC”):

•
Registration Statement No. 333-46473, registering the issuance of 500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1995 Stock Incentive Plan, as amended, filed with the SEC on February 17, 1998.

•
Registration Statement No. 333-80087, registering the issuance of 750,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1995 Stock Incentive Plan, as amended, filed with the SEC on June 4, 1999.

•
Registration Statement No. 333-80089, registering the issuance of 250,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, as amended, filed with the SEC on June 4, 1999.

•
Registration Statement No. 333-00514, registering the issuance of 250,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, as amended, filed with the SEC on January 18, 1996.

•
Registration Statement No. 033-80577, registering the issuance of 1,270,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1988 Stock Option Plan and the RadiSys Corporation 1995 Stock Incentive Plan, filed with the SEC on December 18, 1995.

•
Registration Statement No. 333-85093 filed with the SEC on August 13, 1999, as amended by Post-Effective Amendment No. 1, filed with the SEC on August 20, 1999, registering the issuance of 500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1995 Stock Incentive Plan, as amended; 57,461 shares of Common Stock, no par value per share, of Radisys under the Texas Micro Inc. 1986 Incentive Stock Option Plan; 9,670 shares of Common Stock, no par value per share, of Radisys under the Texas Micro Inc. 1986 Supplemental Stock Option Plan; 129,047 shares of Common Stock, no par value per share, of Radisys under the Texas Micro Inc. 1996 Long-Term Incentive Plan, as amended; 13,296 shares of Common Stock, no par value per share, of Radisys under the Texas Micro Inc. 1990 Outside Directors' Stock Option Plan; and 17,124 shares of Common Stock, no par value per share, of Radisys under the Texas Micro Inc. 1995 Outside Directors' Stock Option Plan, as amended.

•
Registration Statement No. 333-38988, registering the issuance of 500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, as amended, filed with the SEC on June 9, 2000.

•
Registration Statement No. 333-38966, registering the issuance of 1,300,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1995 Stock Incentive Plan, as amended, filed with the SEC on June 9, 2000.

•
Registration Statement No. 333-50582, registering the issuance of 50,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation Deferred Compensation Plan, filed with the SEC on November 24, 2000.

•
Registration Statement No. 333-50584, registering the issuance of 150,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 401(k) Savings Plan, filed with the SEC on November 24, 2000.

•
Registration Statement No. 333-68362, registering the issuance of 1,500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 2001 Nonqualified Stock Option Plan and 500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, as amended, filed with the SEC on August 24, 2001.

•
Registration Statement No. 333-106670, registering the issuance of 750,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 2001 Nonqualified Stock Option Plan and 1,000,000 shares of Common Stock, no par value per share, of Radisys under the 1996 Employee Stock Purchase Plan, filed with the SEC on June 30, 2003.

•
Registration Statement No. 333-111520, registering the issuance of 150,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 401(k) Savings Plan, filed with the SEC on December 23, 2003.

•
Registration Statement No. 333-116570, registering the issuance of 700,000 shares of Common Stock, no par value per share, of Radisys under the Radisys Corporation 1996 Employee Stock Purchase Plan, filed with the SEC on June 17, 2004.

•
Registration Statement No. 333-126189, registering the issuance of 700,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, filed with the SEC on June 28, 2005.

•
Registration Statement No. 333-137060, registering the issuance of 365,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation Stock Plan for Convedia Employees, filed with the SEC on September 1, 2006.

•
Registration Statement No. 333-142968, registering the issuance of 3,200,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 2007 Stock Plan, filed with the SEC on May 15, 2007.

•
Registration Statement No. 333-142969, registering the issuance of 500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, filed with the SEC on May 15, 2007.

•
Registration Statement No. 333-158959, registering the issuance of 150,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 401(k) Savings Plan, filed with the SEC on May 1, 2009.

•
Registration Statement No. 333-162230, registering the issuance of 1,000,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, filed with the SEC on September 30, 2009.

•
Registration Statement No. 333-162231, registering the issuance of 2,000,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation Long-Term Incentive Plan, filed with the SEC on September 30, 2009.

•
Registration Statement No. 333-169044, registering the issuance of 500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 2007 Stock Plan, filed with the SEC on August 25, 2010.

•
Registration Statement No. 333-173885, registering the issuance of 600,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation Inducement Stock Plan for CCPU Employees, filed with the SEC on May 3, 2011.

•
Registration Statement No. 333-175510, registering the issuance of 323,123 shares of Common Stock, no par value per share, of Radisys under the Sixth Amended and Restated Continuous Computing Corporation 1998 Stock Incentive Plan, filed with the SEC on July 13, 2011.

•
Registration Statement No. 333-175511, registering the issuance of 1,000,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 2007 Stock Plan, filed with the SEC on July 13, 2011.

•
Registration Statement No. 333-190171, registering the issuance of 750,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 2007 Stock Plan, filed with the SEC on July 26, 2013.

•
Registration Statement No. 333-190176, registering the issuance of 750,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, filed with the SEC on July 26, 2013.

•
Registration Statement No. 333-191033, registering the issuance of 250,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, filed with the SEC on September 6, 2013.

•
Registration Statement No. 333-191034, registering the issuance of 750,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 2007 Stock Plan, filed with the SEC on September 6, 2013.

•
Registration Statement No. 333-201717, registering the issuance of 500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 2007 Stock Plan, filed with the SEC on January 27, 2015.

•
Registration Statement No. 333-207541, registering the issuance of 2,350,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation Amended and Restated 2007 Stock Plan, filed with the SEC on October 21, 2015.

•
Registration Statement No. 333-211930, registering the issuance of 3,000,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation Amended and Restated 2007 Stock Plan, filed with the SEC on June 9, 2016.

•
Registration Statement No. 333-219504, registering the issuance of 2,100,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation Amended and Restated 2007 Stock Plan, filed with the SEC on July 27, 2017.

•
Registration Statement No. 333-219506, registering the issuance of 500,000 shares of Common Stock, no par value per share, of Radisys under the RadiSys Corporation 1996 Employee Stock Purchase Plan, filed with the SEC on July 27, 2017.

On December 11, 2018, pursuant to the Agreement and Plan of Merger, dated June 29, 2018, by and among Reliance Industries Limited, an Indian corporation (“Reliance”), Integrated Cloud Orchestration (ICO), Inc., an Oregon corporation and wholly owned subsidiary of Reliance (“Merger Sub”), and Radisys, Merger Sub merged with and into Radisys (the “Merger”) with Radisys surviving the Merger as a wholly owned subsidiary of Reliance.

As a result of the Merger, Radisys has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by Radisys in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offerings, Radisys hereby removes from registration any and all securities of Radisys registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hillsboro, Oregon, on this 11th day of December 2018.

RADISYS CORPORATION
(Registrant)
By:	/s/ Jonathan Wilson
Jonathan Wilson
Vice President of Finance, Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.